UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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GCP Applied Technologies Inc.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Starboard Value and Opportunity Master Fund L LP

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

Starboard Value R LP

Starboard Value R GP LLC

Starboard Value L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

Kevin W. Brown

Janet P. Giesselman

Clay h. kiefaber

Marran h. ogilvie

Andrew M. Ross

Linda J. Welty

RobERT H. Yanker

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of stockholders (the “Annual Meeting”) of GCP Applied Technologies Inc., a Delaware corporation (“GCP” or the “Company”).

On May 14, 2020, Starboard issued the following statement to stockholders regarding its voting intentions at the upcoming Annual Meeting:

“Starboard and its nominees are fully committed to seeing GCP on a better path forward for the benefit of all stockholders. Our sole interest in this election contest is to make GCP an industry leader through the implementation of our comprehensive turnaround plan, with a culture focused on transparency, accountability, and delivering results. We have a long track record of driving fundamental improvements and serving the best interests of all stockholders at the companies where we become involved. Our intentions for GCP are no different. In order to make this clear and avoid any confusion as a result of misleading statements that the Company is making with regards to our intentions, we are making it known that Starboard has determined to vote our shares ‘FOR’ the ratification of the Amended Rights Agreement that is being submitted for approval by stockholders at the Annual Meeting. Rest assured, our interests are directly aligned with yours. We look forward to representing our fellow stockholders on the Board of GCP. Thank you for all of the support we have received so far, and our line remains open for any stockholders who would like to speak with us. For those of you who have not yet voted, please vote the WHITE proxy card to help us drive much needed change at GCP.”